Exhibit 2.1


                        STOCK PURCHASE AND SALE AGREEMENT

      THIS STOCK PURCHASE AND SALE AGREEMENT, dated as of December 20, 1999 is among FUSION NETWORKS, INC., a Delaware corporation (the "Fusion"), and MARKETING SERVICES GROUP, INC., a Nevada corporation ("MSGI").

      WHEREAS, Fusion is a newly formed corporation, formed and capitalized pursuant to a business plan, a copy of which has been provided to MSGI (the "Business Plan");

      WHEREAS, Fusion entered into an Agreement and Plan of Merger (the "Merger Agreement") dated August 18, 1999 with IDM Environmental Corp. ("IDM"), Fusion Networks Holdings, Inc. (fka, IDM/Fusion Holdings, Inc.) ("Holdings") and IDM/FNI Acquisition Corporation ("Merger Subsidiary") pursuant to which it is contemplated that the Merger Subsidiary will merge with and into Fusion (the "Merger") with both Fusion and IDM becoming wholly-owned subsidiaries of Holdings and the shareholders of Fusion receiving one share of common stock of Holdings ("Holdings Common Stock") for each share of Fusion common stock held (after giving effect to a 1,000 for 1 stock split and a 17.7333333 for 1 stock split carried out subsequent to the date of the Merger Agreement);

      WHEREAS, MSGI, through its subsidiaries is a vertically integrated provider of direct and Internet marketing services to large and medium sized companies;

      WHEREAS, management of Fusion and MSGI have entered into negotiations and agreed in principle as to the terms on which (1) MSGI would acquire, and Fusion would issue, 3,500,000 shares of common stock of Fusion in exchange for the issuance by MSGI to Fusion of 1,500,000 shares of common stock of MSGI and (2) Fusion would grant to MSGI an option for a period of six months to acquire up to an additional 3,500,000 shares of common stock of Fusion in exchange for the issuance by MSGI to Fusion of up to an additional 1,500,000 shares of common stock of MSGI on a pro rata basis in the case of a partial exercise; and

      WHEREAS, the respective Boards of Directors of Fusion and MSGI, each have, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, taken together, advisable and fair to, and in the best interests of, their respective stockholders.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Fusion and MSGI hereby agree as follows:

      SECTION 1. Agreement to Sell and Purchase the Fusion Shares and MSGI Shares. (a) At the Closing (as defined in Section 3), Fusion will sell to MSGI, and MSGI will buy from Fusion, upon the terms and conditions hereinafter set forth, 3,500,000 shares of common stock, $0.00001 par value, of Fusion (the "Fusion Shares").

     (b) At the Closing, MSGI will deliver to Fusion 1,500,000 shares of common stock, $0.01 par value, of MSGI (the "MSGI Shares"), delivery of which shall constitute payment in full for the Fusion Shares (the "Purchase Price"). SECTION
2. Options. At the Closing, Fusion shall grant to MSGI the following options:

      (a) For a period of six months from the Closing Date, MSGI shall have the option to purchase (the "Purchase Option") up to an additional 3,500,000 shares of common stock of Fusion (the "Option Shares") in exchange for the issuance by MSGI to Fusion of up to an additional 1,500,000 shares of common stock of MSGI (the "MSGI Option Shares") on a pro rata basis in the case of a partial exercise.

      (b) If the Merger has not been consummated on or before June 30, 2000, or has otherwise been abandoned or terminated prior to that date, MSGI shall have the option to put the Fusion Shares and the Option Shares, if the Option Shares have been acquired, to Fusion (the "Put Option") in exchange for the return to MSGI of the MSGI Shares and the MSGI Option Shares.

      (c) Exercise of the Purchase Option or the Put Option shall be effected, at the sole discretion of MSGI, by the giving of written notice. Closing with respect to the exercise of the Purchase Option or the Put Option shall be effected, within five days after receipt by Fusion of written notice of exercise of either such option, in a manner substantially identical to the procedures set forth in Section 3 relating to closing.

      SECTION 3. Closing. The completion of the purchase and sale of the Fusion Shares (the "Closing") shall occur at the offices of Fusion, or such other location as Fusion and MSGI shall agree, at such time as Fusion and MSGI shall agree (the "Closing Date"); provided, however, that all appropriate filings and clearance under the Hart-Scott-Radino Act shall have been made or received prior to Closing, if required.

      (a) At the Closing, Fusion shall deliver to MSGI:

            (i) one or more stock certificates, or irrevocable instructions to Fusion's transfer agent in form satisfactory to MSGI to deliver to MSGI one or more stock certificates, registered in the name of MSGI, or in such nominee name(s) as designated by MSGI, representing the Fusion Shares and

            (ii) a written confirmation of the Closing Date affirming the grant of the Purchase Option and the Put Option

      (b) At the Closing, MSGI shall deliver to Fusion one or more stock certificates, or irrevocable instructions to MSGI's transfer agent in form satisfactory to Fusion to deliver to Fusion one or more stock certificates, registered in the name of Fusion, or in such nominee name(s) as designated by Fusion, representing the MSGI Shares.

      SECTION 4. Appointment of Director. For a period of not less than one year following the Closing Date, MSGI shall have the right to nominate one person for election to the board of directors of Fusion and, following the Merger, Holdings. Fusion shall use all reasonable efforts to the nominee of MSGI to elected to the board of such companies.

     SECTION 5. Representations, Warranties and Covenants of Fusion. Fusion hereby represents and warrants to, and covenants with, MSGI as follows:

            5.1 Organization and Qualification. Each of Fusion and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted. Each of Fusion and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of Fusion and its subsidiaries, taken as a whole.

            5.2 Authorized Capital Stock; Authorization of Securities. (a) As of November 23, 1999, the authorized capital stock of Fusion consisted of:
60,000,000 shares of common stock ("Common Stock"), of which (i) 29,613,333 shares were validly issued and are outstanding, fully paid and non-assessable,
(ii) 5,320,000 shares were reserved for issuance under the Fusion Networks, Inc. 1999 Stock Option Plan, of which 825,000 options were issued and outstanding, and (iii) 5,739,330 shares were reserved for issuance under outstanding warrants of Fusion. Except as set forth above, at November 23, 1999, there were no outstanding securities exercisable for or convertible into shares of capital stock of Fusion.

                  (b) The Fusion Shares and the Option Shares to be issued and sold by Fusion to MSGI will be, upon issuance and payment therefor, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                  (c) Upon consummation of the Merger, the shares of Holdings Common Stock to be issued to MSGI upon surrender of the Fusion Shares and the Option Shares shall be, upon issuance, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

            5.3 Due Execution, Delivery and Performance of the Agreements. Fusion has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by Fusion. Fusion's execution, delivery and performance of this Agreement will not violate (i) any law, rule or regulation applicable to Fusion or any of its subsidiaries or (ii) the Certificate of Incorporation or Bylaws of Fusion or any of its subsidiaries or
(iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which Fusion or any of its subsidiaries is a party or by which Fusion or any of its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of Fusion or any of its subsidiaries, except, in the case of such clause (iii), where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of Fusion and its subsidiaries taken as a whole (a "Material Adverse Effect"). Upon execution and delivery (assuming the valid execution thereof by the respective parties thereto other than Fusion), this Agreement will constitute a valid and binding obligation of Fusion, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.4 Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Fusion, threatened, against or affecting Fusion or any of its subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Fusion and its subsidiaries, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which Fusion or any of its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of Fusion and its subsidiaries, taken as a whole.

            5.5 No Material Change; No Material Misstatement or Omission. (a) As of the date hereof, there has been no material adverse change in the financial condition, business or results of operations of Fusion since the date of the Business Plan. Since the date of the Business Plan, neither Fusion nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, nor has Fusion or any of its subsidiaries paid or declared any dividends or other distributions on their capital stock; and, with the exception of (i) a 1,000 for 1 stock split effective August 23, 1999, (ii) a 17.7333333 for 1 stock split effective November 18, 1999, and (iii) the sale of approximately $9,000,000 of Units in a private placement, there has been no change in the capital stock or, long-term debt or, any increase in the short-term borrowings (other than in the ordinary course of business) of Fusion or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of Fusion and its subsidiaries, taken as a whole (other than the continuing losses from operations and the corresponding reduction of net worth).

            (b) As of the date thereof, the Business Plan, including all addenda and exhibits thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            5.6 No Consents, Etc. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over Fusion or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such as may be required by under state securities or Blue Sky laws in connection with the purchase and distribution of the Fusion Shares and the Option Shares.

            5.7 Securities Law Compliance. Assuming the compliance by MSGI with its representations and warranties set forth herein and in the other Agreements, the issuance, offer and sale by Fusion to MSGI of the Fusion Shares and the Option Shares is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 3(b) thereof.

            5.8 The Merger and IDM. The execution of this Agreement and performance of the terms set forth herein by Fusion will not constitute a breach of the terms of the Merger with IDM and Fusion has obtained, or prior to the Closing Date will obtain, all required consents of IDM to carry out the terms of this Agreement.

            5.9 Investment Representations. In connection with its acceptance of the MSGI Shares as payment of the Purchase Price with respect to the Fusion Shares, and the MSGI Option Shares as payment with respect to the Option Shares, Fusion represents and warrants to, and covenants with, MSGI as follows:

            (a) Fusion is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in accepting the MSGI Shares as payment of the Purchase Price, and acceptance of the MSGI Option Shares as payment for the Option Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to accept the MSGI Shares and MSGI Option Shares;

            (b) Fusion is acquiring the MSGI Shares, and the MSGI Option Shares, in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such MSGI Shares, or MSGI Option Shares, or any arrangement or understanding with any other persons regarding the distribution or purchase of such MSGI Shares or MSGI Option Shares;

            (c) Fusion will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the MSGI Shares or MSGI Option Shares except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and under the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement;

            (d) Fusion, in connection with its decision to accept the MSGI Shares and MSGI Option Shares, has reviewed all filings of MSGI with the Securities and Exchange Commission (the "SEC") or with other public agencies and has been given the opportunity to ask questions of management of MSGI to the extent it deems necessary to enter into the transactions contemplated hereby and has relied solely upon its own investigation and the reports filed by MSGI with the SEC and the representations and warranties of MSGI contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of MSGI;

            (e) Fusion understands that (i) the MSGI Shares and MSGI Option Shares are not a liquid investment, (ii) it may sell or otherwise transfer the MSGI Shares or MSGI Option Shares only if such transaction is duly registered under the Securities Act, or pursuant to an opinion of counsel, satisfactory to MSGI and its counsel, to the effect that such sale or transfer may be made in the absence of registration under the Securities Act and (iii) the MSGI Shares and MSGI Option Shares will be subject to stop transfer instructions and will contain legends to the following effect:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THE SECURITIES
      REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK PURCHASE AND SALE AGREEMENT DATED DECEMBER 20, 1999, INCLUDING THE PROVISIONS OF A PUT OPTION INCLUDED IN SAID AGREEMENT.

      SECTION 6. Representations, Warranties and Covenants of MSGI. MSGI represents and warrants to, and covenants with, Fusion as follows:

            6.1   Organization   and   Qualification.   Each  of  MSGI  and  its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted. Each of MSGI and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of MSGI and its subsidiaries, taken as a whole.

            6.2 Authorized Capital Stock; Authorization of Securities. (a) As of June 30, 1999, the authorized capital stock of MSGI consisted of: 75,000,000 shares of common stock, of which (i) 22,513,772 shares were validly issued and are outstanding, fully paid and non-assessable, including 423,894 shares held in treasury, (ii) 1,000,000 shares were reserved for issuance under the 1999 Stock Option Plan, of which 190,000 options were issued and outstanding, (iii) 2,960,053 shares were reserved for issuance under older option plans or nonplan options and (iv) 204,185 shares were reserved for issuance under outstanding warrants of MSGI. In addition, MSGI is a party to an Agreement and Plan of Merger, dated July 8, 1999 with GCG Merger Corp., and Grizzard Advertising Incorporated ("Grizzard") pursuant to which it shall issue $50,000,000 of its common stock pursuant to a market valuation calculation as set forth in such agreement. MSGI is also a party to certain agreements with GE Capital as described in the MSGI SEC Reports. Except as set forth above or in the MSGI SEC Reports, at June 30, 1999, there were no outstanding securities exercisable for or convertible into shares of capital stock of MSGI.

                  (b) The MSGI Shares to be issued to Fusion as payment of the Purchase Price, and the MSGI Option Shares to be issued as payment for the Option Shares, will be, upon issuance and payment therefor, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

            6.3 Due Execution,  Delivery and Performance of the Agreements. MSGI
has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by MSGI. MSGI's execution, delivery and performance of this Agreement will not violate (i) any law, rule or regulation applicable to MSGI or any of its subsidiaries or (ii) the Articles of Incorporation or Bylaws of MSGI or any of its subsidiaries or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which MSGI or any of its subsidiaries is a party or by which MSGI or any of its subsidiaries or any of their properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance upon any properties or assets of MSGI or any of its subsidiaries, except, in the case of such clause
(iii), where such violation, breach or default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of MSGI and its subsidiaries taken as a whole (a "Material Adverse Effect"). Upon execution and delivery (assuming the valid execution thereof by the respective parties thereto other than MSGI), this Agreement will constitute a valid and binding obligation of MSGI, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            6.4 Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of MSGI, threatened, against or affecting MSGI or any of its subsidiaries which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of MSGI and its subsidiaries, taken as a whole, or which might materially and adversely affect their property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which MSGI or any of its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of MSGI and its subsidiaries, taken as a whole.

            6.5 SEC Reports; Financial Statements. MSGI has filed all required forms, reports and documents with the SEC since January 1, 1999, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. MSGI has heretofore provided to Fusion access to all reports, proxy statements and other filings with the SEC (including any amendments thereto)(the "MSGI SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements included in the MSGI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of MSGI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1999, there has not been any change, or any application or request for any change, by MSGI or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

            6.6 No Material Change. As of the date hereof, there has been no material adverse change in the financial condition, business or results of operations of MSGI since June 30, 1999. Since June 30, 1999, neither MSGI nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, nor has MSGI or any of its subsidiaries paid or declared any dividends or other distributions on their capital stock; and, there has been no change in the capital stock or, long-term debt or, any increase in the short-term borrowings (other than in the ordinary course of business) of MSGI or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of MSGI and its subsidiaries, taken as a whole (other than the continuing losses from operations and the corresponding reduction of net worth).

            6.7 No Consents, Etc. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over MSGI or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for such as may be required by under state securities or Blue Sky laws in connection with the purchase and distribution of the MSGI Shares, except for the consent of Grizzard, which has been obtained.

            6.8 Securities Law Compliance. Assuming the compliance by Fusion with its representations and warranties set forth herein and in the other Agreements, the issuance by MSGI to Fusion of the MSGI Shares, and the MSGI Option Shares, is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 3(b) thereof.

            6.9 Investment Representations. In connection with the offer and sale of the Fusion Shares and the Option Shares, MSGI represents and warrants to, and covenants with, Fusion as follows:

            (a) MSGI is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Fusion Shares and the Option Shares and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Fusion Shares and the Option Shares;

            (b) MSGI is acquiring the Fusion Shares, and the Option Shares, in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Fusion Shares, or Option Shares, or any arrangement or understanding with any other persons regarding the distribution or purchase of such Fusion Shares, or Option Shares;

            (c) MSGI will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Fusion Shares, or Option Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and under the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement;

            (d) MSGI, in connection with its decision to purchase the Fusion Shares, and the Option Shares, has been provided with the Business Plan and has had such access to financial and other information concerning Fusion and the Fusion Shares, and Option Shares, as it deemed necessary to enter into the transactions contemplated hereby, including an opportunity to ask questions and request information from Fusion and its management, and all such questions have been answered and all information requested has been provided to the satisfaction of MSGI, and MSGI has relied solely upon its own investigation and the representations and warranties of Fusion contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of Fusion.




            (e) MSGI understands and acknowledges that Fusion is newly formed, has no operating history and limited financial resources and there is no assurance that Fusion can carry out its business plan as described in the Business Plan or that the Merger will be consummated on the terms described, or at all, in which case, MSGI will continue to hold common stock of Fusion, for which no liquid market exists, and, in which case, MSGI may be required to hold the Fusion Shares, and the Option Shares, for an indefinite period of time; and

            (f) MSGI understands that (i) the Fusion Shares, and the Option Shares, are not a liquid investment, (ii) it may sell or otherwise transfer the Fusion Shares, and the Option Shares, only if such transaction is duly registered under the Securities Act, or pursuant to an opinion of counsel, satisfactory to Fusion and its counsel, to the effect that such sale or transfer may be made in the absence of registration under the Securities Act and (iii) the Fusion Shares, and the Option Shares, will be subject to stop transfer instruction and will contain a legend to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK PURCHASE AND SALE AGREEMENT DATED DECEMBER 20, 1999, INCLUDING THE PROVISIONS OF A PUT OPTION INCLUDED IN SAID AGREEMENT.

      SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any representation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Fusion and MSGI in writing herein shall survive the execution of this Agreement, the delivery to MSGI of the Fusion Shares being purchased, and the Option Shares, and the delivery to Fusion of the MSGI Shares, and the MSGI Option Shares, in payment therefor.

      SECTION 8. Lock-Up Agreement. (a) MSGI agrees that it will not, without the prior written consent of Fusion, directly or indirectly, offer, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any securities of Fusion whether or not owned by or registered in the name of or beneficially owned by MSGI, or otherwise dispose of any interest therein prior to the first anniversary of the Closing Date.

                  (b) Fusion agrees that it will not, without the prior written consent of MSGI, directly or indirectly, offer, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any securities of MSGI whether or not owned by or registered in the name of or beneficially owned by Fusion, or otherwise dispose of any interest therein prior to the first anniversary of the Closing Date.



                  (c) In order to enforce the "lock-up" requirements of this provision, the certificates evidencing the Fusion Shares, the Option Shares, the MSGI Shares, and the MSGI Option Shares shall bear a legend with shall read as follows:

      THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT PURSUANT TO WHICH SUCH SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUING COMPANY PRIOR TO __________________, 2000.

                  (d) Each of MSGI and Fusion agree that if any request is made to shorten the "lock-up" period provided for in this Section 7, such request, and any agreement to so shorten said period, shall be reciprocal as to the same relative amount of shares on a percentage basis.

      SECTION 9. Broker's Fee. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Fusion or MSGI or any of their affiliates.

      SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier, with a copy being mailed by a nationally recognized overnight express courier, and shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as follows:

                  (a)   if to Fusion, to:

                  Fusion Networks, Inc.
                  8115 N.W. 29th Street
                  Miami, Florida 33122
                  Attn: Hernando Bahamon, President
                  Telephone:  (305) 477-6701
                  Telecopier: (305) 477-6703

     or to such other person at such other place as Fusion shall designate to MSGI in writing;

                  (b)   if to MSGI, to:

                  Marketing Services Group, Inc.
                  333 Seventh Avenue
                  New York, New York 10001
                  Attn: Jeremy Barbara, President
                  Telephone: (917) 339-7100
                  Telecopier: (917) 339-7111

     or at such other address or addresses as may have been furnished to Fusion in writing.


     SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Fusion and MSGI.

     SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

      SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures are considered to be originals and shall have the same effect.

      SECTION 16. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FUSION NETWORKS, INC.                     MARKETING   SERVICES GROUP, INC.


By:__________________________            By:____________________________
Name:  Hernando Bahamon                   Name:   Jeremy Barbara
Title: President                          Title:  President